WCM Investment Management, LLC
CODE OF ETHICS
A copy of this Code of Ethics is maintained in the WCM’s Common Firm Docs and My
Compliance Office (“MCO”) and is accessible to each Supervised Person of WCM
Investment Management, LLC (“WCM”) for reference. This Code of Ethics is the property of WCM and its contents are confidential.
WCM Investment Management, LLC
281 Brooks Street
Laguna Beach, CA 92651
949.380.0200
Reviewed and adopted: June 30, 2025

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I.STATEMENT OF BUSINESS ETHICS OF WCM INVESTMENT
MANAGEMENT1
II.ANTI-FRAUD AND FIDUCIARY OBLIGATION1
III.ANTI-CORRUPTION AND BRIBERY2
A.Foreign Corrupt Practices Act (“FCPA”)2
B.WCM’s Policy2
1.Supervised Persons2
2.Third Parties3
3.Government officials3
4.Facilitation payments4
5.Violations4
IV.INITIAL/ANNUAL ACKNOWLEDGEMENTS4
V.GENERAL STANDARDS OF CONDUCT AND WCM PROCEDURES5
A.Use of WCM Funds or Property5
1.Personal Use of WCM Funds or Property5
2.Payments to Others5
3.Improper Expenditures5
B.Conflicts of Interest and WCM Opportunities5
1.Outside Business Activities and Interest in Competitors, Clients or
Suppliers6
3.Charitable Contributions7
4.Political Contributions7
5.Interest in Transactions10
6.Acting as a Registered Representative of a Broker-Dealer10
7.Diversion of WCM Business or Investment Opportunity10
VI.GENERAL STANDARDS OF CONDUCT IN DEALING WITH CLIENTS
AND PROSPECTIVE CLIENTS10
A.Fair and Equitable Treatment of Clients10
B.No Guarantees Against Loss10
C.No Guarantees or Representations as to Performance10
D.No Legal or Tax Advice10
E.No Sharing in Profits or Losses10
F.No Borrowing From or Lending To a Client11

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G.Supervised persons May Not Act as a Custodian of a Client11
H.Orders May Not Be Placed Through Unlicensed Broker-Dealers or Agents11
I.Executing Transactions or Exercising Discretion Without Proper
Authorization11
VII.PROTECTION OF MATERIAL, NONPUBLIC AND OTHER CONFIDENTIAL
INFORMATION AND PREVENTION OF INSIDER TRADING AND TIPPING11
A.Need for Policy11
B.General Policies and Procedures Concerning Insider Trading and Tipping12
1.“Material”12
2.“Nonpublic”13
3.“Advisory Information”13
C.Prohibitions13
D.Protection of Material, Nonpublic Information13
E.Procedures to Safeguard Material, Nonpublic Information14
1.Expert Networks14
2.Interacting with Potential Insiders14
3.Alternative Data Sources15
4.“Wall Cross” Requests15
5.Review and Monitoring16
F.Protection of Other Confidential Information16
G.Procedures to Safeguard Other Confidential Information16
VIII.PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING
CLIENT RECOMMENDATIONS, ADVICE, OR TRADING AND “CHINESE
WALL” PROCEDURES16
A.Designation of Advisory Persons, Access Persons, and Supervised Persons16
B.Obligations of Advisory Persons17
C.General Policy Concerning Non-Advisory Persons17
D.Monitoring Compliance with Insider Trading and Tipping Policies and
Procedures and Effectiveness of “Chinese Wall” Procedures17
IX.RULES GOVERNING PERSONAL SECURITIES ACCOUNTS, HOLDINGS,
AND TRANSACTIONS BY WCM ACCESS PERSONS18
A.Who is Covered by These Requirements18
B.What Accounts and Transactions Are Covered18

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C.What Securities are Covered by These Requirements
(“Reportable Securities”)19
D.What Transactions are Prohibited by these Requirements19
1.Front-Running or Scalping19
2.Short Sales of a Security Held by a Client19
3.Use of Confidential or Material, Nonpublic Information19
E.Personal Securities Transactions Which Must Be Pre-Cleared19
F.Obtaining Pre-Clearance21
G.Identification of Securities Accounts and Reports of Securities Holdings21
H.Reporting of Securities Transactions22
I.Confidentiality of Personal Securities Information23
J.Addressing Personal Trading Conflicts with Advisory Persons23
K.Short Term Trading Restriction and Personal Trading Cap24
L.Waivers25
X.REPORTING TO THE MUTUAL FUND BOARD25

WCM Code of Ethics
Code of Ethics
I.STATEMENT OF BUSINESS ETHICS OF WCM INVESTMENT
MANAGEMENT
WCM is committed to maintaining the highest legal and ethical standards in the conduct of our business. We have built our reputation on client trust and confidence in our professional abilities and our integrity. As fiduciaries, we place our clients’ interests above our own. Meeting this commitment is the responsibility of WCM and each and every one of our Supervised
Persons.
Failure to comply with this policy may result in significant civil and criminal penalties, costly legal fees, and damage to the reputation of the Firm and the individuals involved and cause disciplinary action against such individuals, up to and including termination.
The Compliance Team is responsible for investigating any potential violations, discussing such violations with any Supervised Person believed to have committed such a violation, and recommending a sanction, if appropriate, to the Leadership Team. The Leadership Team will determine the appropriate sanction and have responsibility to affect the violative conduct.
Any capitalized terms used but not defined in this Code of Ethics will have the meanings assigned to them by the applicable law or regulation.
II.ANTI-FRAUD AND FIDUCIARY OBLIGATION
WCM is registered as an investment adviser with the U.S. Securities and Exchange
Commission (the “SEC”) and has made a notice filing in its home state of California. It is
WCM’s policy to notice file in all 50 states. In conducting WCM’s investment advisory business,
WCM and its Supervised Persons must comply at all times with applicable federal securities laws, including the provisions of the Investment Advisers Act of 1940, as amended (the
“Advisers Act”), the rules under the Advisers Act and applicable provisions and rules under the laws of the various states where WCM does business or has clients. In addition, when managing accounts of employee benefit plans subject to the Employee Retirement Income Security Act of
1974, as amended (“ERISA”) and Individual Retirement Accounts, WCM must comply with all applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, and the rules under those laws.
As a registered investment adviser, WCM and its Supervised Persons also have fiduciary and other obligations to clients. WCM’s fiduciary duties to its clients require, among other things, that WCM: (i) render disinterested and impartial advice; (ii) make suitable recommendations to clients in light of their needs, financial circumstances and investment objectives; (iii) exercise a high degree of care to ensure that adequate and accurate representations and other information about securities are presented to clients; (iv) have an adequate basis in fact for any and all recommendations, representations and forecasts; (v) refrain from actions or transactions that conflict with interests of any client, unless the conflict has first been disclosed to the client and the client has (or may be considered to have) waived the conflict;
and (vi) treat all clients fairly and equitably.

WCM Code of Ethics
A breach of any of the above duties or obligations may, depending on the circumstances, expose WCM and its Supervised Persons involved, to SEC and state disciplinary actions and to potential criminal and civil liability, as well as subject the Supervised Person to WCM sanctions up to and including termination of employment. All Supervised Persons are required to promptly report violations of this Code of Ethics to the Chief Compliance Officer.
III.ANTI-CORRUPTION AND BRIBERY
As a global investment adviser, WCM is presented with the unique challenge of trying to observe local business customs while still complying with applicable U.S. and other laws prohibiting corruption. The U.S. Foreign Corrupt Practices Act (“FCPA”) and other anti-
corruption laws prohibit any payment or offer of payment to a “foreign official” for the purpose of influencing that official to assist in obtaining or retaining business for a company. WCM has established this policy to ensure that all Supervised Persons of the Firm are aware of the FCPA and engage in ethical and legal practices.
A.Foreign Corrupt Practices Act (“FCPA”)
The FCPA prohibits any officer, agent, or Supervised Person of the Firm from directly or indirectly paying or giving, offering or promising to pay, giving or authorizing or approving such offer or payment, of any funds, gifts, services or anything else of any value to any foreign official or other person (each, a “Covered Person”) for the purpose of obtaining business, favorable treatment, or other commercial benefits, whether by:
•influencing any act or decision of the Covered Person in his official capacity;
•inducing the Covered Person to act or not act in violation of his lawful duty; or
•inducing the Covered Person to use his influence to that end with a foreign government or instrumentality
The same prohibition applies to a Covered Person’s agent, intermediary (including, for example, a Covered Person’s friend, relative, business or law firm), or other person while knowing that all or a portion thereof will directly or indirectly be forwarded to a Covered Person for such purpose.
For purposes of this Anti-Corruption and Bribery policy, a “Covered Person” is any foreign official including, without limitation, any officer or employee of any foreign government or any governmental department, agency, or instrumentality (e.g., a central bank) or any government-
owned or controlled enterprise or any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or enterprise). It also includes any foreign political party, party official or candidate for political office.
B.WCM’s Policy
Bribery and corruption are not only against WCM’s values, they are illegal and can expose both the employee and WCM to fines and penalties, including imprisonment and reputational damage.

WCM Code of Ethics
1.Supervised Persons
WCM strictly prohibits bribery and other corrupt practices. Neither the Firm, nor its
Supervised Persons, will seek to influence others, either directly or indirectly, by offering, promising, giving, or authorizing the giving or receiving of bribes or kickbacks, no matter how small. Supervised Persons and representatives of WCM are expected to decline any opportunity which would place our ethical principles and reputation at risk. While certain laws apply only to bribes of government officials (domestic and foreign; see Political Contributions Policy), this policy applies to all dealings including non-government business partners.
2.Third Parties
WCM and its Supervised Persons cannot avoid liability by using a third party to give or receive a bribe. Third parties representing and/or acting on behalf of WCM are expected to comply with our Anti-Corruption and Bribery Policy. In some jurisdictions, WCM can be convicted of a criminal offense if it fails to prevent a bribery carried out on its behalf by a third party, even if no one in the Firm had actual knowledge of the bribe. Therefore, whenever WCM seeks to engage a third party in which the third party may interact with a Government Official for or on behalf of WCM, the following guidelines apply:
•Due diligence should be performed to ensure that the third party is a bona fide and legitimate entity, is qualified to perform services for which it will be retained, and maintains standards consistent with the legal, regulatory, ethical, and reputational standards of the Firm.
•Agreements with third parties must be in writing and should contain provisions related to the following, based on corruption risk present in the third-party relationship:
oA representation that the third party will remain in compliance with all relevant anti-corruption laws, including the FCPA; and
oA provision that requires the third party to respond to reasonable requests for information from the Firm regarding the work performed under the agreement and related expenditures by the third party.
3.Government officials
Sales to Government Officials or government entities may present increased anti-
corruption risk. Where WCM sells investment products or services to Government Officials or entities, such as public pensions, other state-owned financial institutions, or government affiliated institutions, the sales/marketing efforts related to these government clients should be clearly documented. As noted above, any expenditures made in connection with such business
(entertainment, travel, etc.) must not be for any improper purpose and must comply with local law. Laws and regulations are strict when dealing with Government Officials. For example, reasonable corporate hospitality that is acceptable with other business associates might not be allowable when Government Officials are involved.

WCM Code of Ethics
Before such expenses are incurred, Supervised Persons must obtain prior approval from the Compliance Team.
A Government Official is any:
•individual elected or appointed to a governmental entity;
•official or employee of a government;
•official or employee of a company wholly or partially controlled by a government
(such as state-owned companies);
•candidate for political office;
•political party or official of a political party; or
•person acting in an official capacity for any of the above regardless of rank or position.
The definition of what could constitute a bribe to a Government Official is broad and can occur even when the benefit being offered is small, such as gifts, entertainment and even business meals.
4.Facilitation payments
“Facilitation or grease payments” are payments that facilitate a normal governmental function, such as to expedite processing paperwork. While these types of payments may be accepted as “a cost of doing business” in some cultures, they are illegal and counter to our values.
5.Violations
Supervised Persons and representatives of WCM should seek clarification on any questions or concerns regarding activities under consideration or the interpretation of any law. If you are offered a bribe from a person or entity doing business with or seeking to do business with WCM, report it immediately to the Compliance Team.
Failure to comply with this policy may result in significant civil and criminal penalties, costly legal fees, and damage to the reputation of the Firm and the individuals involved and cause disciplinary action against such individuals, up to and including termination.
Actual or potential violation of the anti-bribery or foreign corruption laws of this policy by the Firm, or another Supervised Person, must promptly be reported to the Compliance Team.
IV.INITIAL/ANNUAL ACKNOWLEDGEMENTS
Supervised Persons should keep this Code of Ethics (“COE”) available for easy reference. A copy of the COE is given to each Supervised Person and is maintained in the
WCM’s Common Firm Docs and within My Compliance Office (“MCO”). Each Supervised
Person will, before starting to work at WCM and each year thereafter, read this COE and acknowledge that they have reviewed and understand it, and will adhere to the COE by completing the Annual Acknowledgement via MCO. From time to time, the COE will be revised or supplemented. The CCO, or his delegate, is responsible for providing each Supervised Person with a revised copy of this COE when material changes have occurred.

WCM Code of Ethics
Each year, Supervised Persons must also complete the Disciplinary History questionnaire via MCO, which requests information about whether the Supervised Person has been subject to any disciplinary event, that is, a criminal, civil and/or regulatory action by a U.S. or foreign court, military court or regulatory or self-regulatory body. The employment of any person who is subject to such a reportable disciplinary event might, absent appropriate disclosures or specific relief from the SEC, tarnish WCM’s reputation, jeopardize business relationships and opportunities for both WCM and its Supervised Persons or expose WCM itself to potential disciplinary sanctions or disqualifications. Accordingly, a Supervised Person must notify the
Compliance Team immediately if he or she becomes aware of anything that could result in a change in any of this information. Failure to accurately complete the questionnaire or to notify the Compliance Team of changes to information relating to disciplinary actions may subject a
Supervised Person to disciplinary action or be grounds for dismissal.
V.GENERAL STANDARDS OF CONDUCT AND WCM PROCEDURES
A.Use of WCM Funds or Property
WCM’s policy is to require each Supervised Person to respect the funds and property belonging to WCM, to limit the personal use of such funds or property, and to prohibit questionable or unethical disposition of WCM funds or property.
1.Personal Use of WCM Funds or Property
No Supervised Person may take or permit any other Supervised Person to take, for his personal use, any funds or property belonging to WCM. Misappropriation of funds or property is theft and, in addition to subjecting a Supervised Person to possible criminal and civil penalties, will result in WCM disciplinary action up to, and including, dismissal.
2.Payments to Others
No WCM funds or property may be used for any unlawful or unethical purpose, nor may any Supervised Person attempt to purchase privileges or special benefits through payment of bribes, kickbacks or any other form of “payoff.” Customary and normal courtesies in conformance with the standards of the industry are allowable except where prohibited by applicable laws or rules. (See sections on Anti-Corruption and Bribery; Gifts and
Entertainment; and Political Contributions for additional information.) Particular care and good judgment are required when dealing with federal, state or local government officials to avoid inadvertent violations of government ethics rules. (Also, see following section on Political
Contributions regarding important rules.)
3.Improper Expenditures
No payment by or on behalf of WCM will be approved or made if any part of the payment is to be used for any purpose other than that described in the documents supporting the payment. Records will be maintained in reasonable detail that accurately and fairly reflect the transactions they describe and the disposition of any funds or property of WCM.
Any questions concerning the propriety of any use of WCM funds or property should be directed to the Compliance Team.

WCM Code of Ethics
B.Conflicts of Interest and WCM Opportunities
It is not possible to provide a precise or comprehensive definition of a conflict of interest.
However, one factor that is common to all conflict of interest situations is the possibility that a
Supervised Person’s actions or decisions will be affected because of actual or potential differences between or among the interests of WCM, its affiliates or clients, and/or the
Supervised Person’s own personal interests. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to WCM, its affiliates or its clients or any gain to WCM or the Supervised Person, and irrespective of the motivations of the Supervised Person involved.
1.Outside Business Activities and Interest in Competitors, Clients or
Suppliers
Supervised Persons should avoid other employment or business activities, including personal investments that interfere with their duties to WCM, divide their loyalty, or create or appear to create a conflict of interest. In no event should any Supervised Person have any outside business activity that might cause embarrassment to or jeopardize the interests of WCM, interfere with its operations, or adversely affect his or her productivity or that of other
Supervised Persons.
Each Supervised Person must pre-clear all outside business activities on MCO, for profit or non-profit. In addition, no Supervised Person or member of his or her “Immediate
Family” (including any relative by blood or marriage living in the Supervised Person’s household), shall serve as an officer, director, general partner, advisor, or trustee of, or have a substantial interest in or business relationship with a company (private or public), competitor, client, or supplier of WCM without the prior approval of the Chief Compliance Officer.
Any conflict that the Chief Compliance Officer determines is harmful to the interests of clients or the interests or reputation of WCM will be prohibited. The Chief Compliance Officer’s determination as to whether a conflict exists or is harmful shall be conclusive.
Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of
Form ADV.
2.Gifts and Entertainment
Giving, receiving or soliciting gifts and/or entertainment (“G&E”) in a business setting may create an appearance of impropriety or may raise a potential conflict of interest.
Additionally, WCM is subject to G&E-related laws and restrictions as a result of being a fiduciary and acting as an investment adviser to government entities, ERISA and Taft-Hartley plans, and mutual funds.
Therefore, WCM has adopted the following policies and procedures.
•Entertainment over $250 per person may be restricted; therefore, it must be reported without undue delay via MCO and approved by the Compliance Team.

WCM Code of Ethics
oEntertainment is an event which includes participation by both parties for the mutual building of a business relationship. Events, such as meals, golfing, sporting events, and the like, are considered commonly accepted business practices and they are usually permissible.
•Gifts over $250 per person may be restricted; therefore, it must be reported without undue delay via MCO and approved by the Compliance Team.
oGifts are things given or received by a Supervised Person. Charitable donations are considered gifts.
•ANY G&E to or from state or city pension plan representatives or non-U.S.
government entities must be pre-cleared.
•ANY G&E to or from ERISA or Taft-Hartley plans is prohibited.
•ANY G&E to or from broker-dealers executing purchases or sales for mutual funds advised or sub-advised by WCM is prohibited. This is required by Section
17(e)(1) of the 1940 Act, which prohibits WCM or its Supervised Persons from accepting any sort of compensation for the purchase or sale of property to or from any mutual fund WCM advises.
WCM expects that it will bear the costs of travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than WCM, pre-approval must be sought as such travel expenses will be treated as a gift to the Supervised Person for purposes of this policy.
WCM’s Finance Team will coordinate with the Compliance Team for the review and reimbursement of employee expense reports to ensure compliance with this policy. If a
Supervised Person has any questions regarding what constitutes G&E or how to handle it, it is their responsibility to ask the Compliance Team.
Note: Registered Representatives of ACA Foreside have additional requirements. Please see your Supervising Principal and ACA Foreside Compliance Manual for more details.
3.Charitable Contributions
Charitable contributions, sponsorships and grants, including those that are solicited by business partners and Government Officials may present increased corruption risk. Proposed charitable contributions, sponsorships or grants must not be used to conceal a bribe or otherwise benefit the business partner or Government Official. Charitable contributions, sponsorships and grants must not be provided for any improper purpose. As noted above, charitable contributions are considered Gifts and must be reported in MCO and approved by the Compliance Team.
4.Political Contributions
No Supervised Person shall make or solicit any political contribution for the purpose of obtaining or retaining advisory contracts with government entities. Contributions by a Covered
Associate made to any elected official who, within two years of the contribution, is in a position to influence the retention or has legal authority to retain WCM, will result in the firm’s prohibition in receiving any adviser fees from that government entity for a period of two years.

WCM Code of Ethics
Covered Associates are therefore not permitted to coordinate, or to solicit any person or political action committee to make, any:
•Contribution to an official of a government entity to which the investment adviser is providing or seeking to provide investment advisory services; or
•Payment to a political party of a State or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.
For purposes of this Political Contribution policy, a Covered Associate is defined as:
•any general partner, managing member or executive officer of WCM, or other individual with a similar status or function;
•any employee who solicits a government entity for WCM or any person who supervises, directly or indirectly, such employee; and
•any political action committee ("PAC") controlled by WCM or by any such persons described above.
Exceptions for De Minimis Contributions. Covered associates are permitted to make aggregate contributions, without triggering the two-year "time out," of up to $350 per election to an elected official or candidate for whom the Covered Associate is entitled to vote, and up to
$150 per election to an elected official or candidate for whom the Covered Associate is not entitled to vote. These de minimis exceptions are available only for contributions by Covered
Associates, not WCM.
Exceptions for Return Contributions. This exception, created to enable Advisers to cure an inadvertent political contribution made by a Covered Associate to an official for whom the
Covered Associate is not entitled to vote, is available for contributions that in the aggregate, do not exceed $350 to any one official, per election. WCM must have discovered the contribution that resulted in the violation within four months of the date such contribution was made, and within 60 days after learning of such contribution, the contributor must obtain the return of the contribution.
As such, all political contributions by a Covered Associate to any official, PAC or through a third party must be pre-cleared to the Compliance Team via the Political Contribution
disclosure form in MCO prior to making the contribution. If and only if a contribution does not present a conflict of interest or harm WCM’s ability to obtain clients will the Covered Associate be allowed to make such a contribution. Generally, contributions made by a Covered Associate to an official for whom the Covered Associate was entitled to vote at the time of the
Contributions and which in the aggregate do not exceed $350 to any one official, per election, or to an official for whom the Covered Associate was not entitled to vote at the time of the
Contributions and which in the aggregate do not exceed $150 to any one official, per election, will be approved.
Indirect actions by a Covered Associate that would result in a violation of the Political
Contribution Rule, Rule 206(4)-5, if done directly, are prohibited.

WCM Code of Ethics
Look-Back Provisions. Advisers are required to maintain a list of government entities to which the Adviser provides, or has provided, advisory services in the past 5 years, but not prior to the Rule’s effective date. Furthermore, the Rule's look-back requirements continue to apply to an Adviser that does not currently have any government entity clients. Consequently, an Adviser that did not previously provide advisory services to a government entity and, therefore, had not maintained records required under this Rule, would be required to determine whether any contributions made by the firm or its Covered Associates, and any former Covered Associates, would subject the Adviser to the two-year "time out" period prior to the Adviser accepting compensation from a new government entity client.
The two-year time out restriction will generally apply to WCM in the event that a newly hired Covered Associate has made a prohibited contribution prior to the commencement of his or her employment if the Covered Associate solicits clients for the Adviser. The ban will apply for a "look-back" period of up to two years, beginning from the date of the contribution. However, if the new Covered Associate does not solicit clients on behalf of the Adviser, the two-year ban period is reduced to a maximum of six months.
As such, all newly hired Covered Associates must report to the Compliance Team, upon employment, all political contributions made two years prior to the commencement of his or her employment.
Furthermore, the two-year or six-month ban will continue to apply to the Adviser for the duration of the ban period if the Covered Associate who made the relevant contribution is no longer employed by WCM. The SEC has indicated that this 'look-forward' provision is intended to prevent a firm from channeling contributions through departing employees.
Periodically, the Compliance Team will review the list of Covered Associates, and the list of government entity clients for accuracy and compliance with the Pay-to-Play rule.
The following will be maintained by the Compliance Team for a period of five years from fiscal year end of last use, with at least two years on-site:
•Names, titles and address (business & home) of Covered Associates
•Clients that are government entities (past 5 years, not prior to September 13,
2010)
•All direct and indirect contributions made by adviser and Covered Associate (in chronological order) indicating:
oName and title of each contributor
oName and title of each recipient
oAmount and date of each contribution or payment
oWhether subject to exception from returned contributions

WCM Code of Ethics
5.Interest in Transactions
No Supervised Person, or member of his or her Immediate Family, shall engage in any transaction involving WCM if the Supervised Person or a member of his Immediate Family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction
(other than through the Supervised Person’s normal compensation), except as specifically authorized in writing by the Chief Compliance Officer.
6.Acting as a Registered Representative of a Broker-Dealer
A Supervised Person of WCM may only act as a Registered Representative of a Broker-
Dealer upon prior written approval from the Chief Compliance Officer. The Chief Compliance
Officer may approve such activity, only after applicable licensing requirements have been met and appropriate disclosures have been made in Parts 1, 2A and 2B of Form ADV and the individual’s Form U-4.
7.Diversion of WCM Business or Investment Opportunity
No Supervised Person shall acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his or her attention as a result of his or her association with WCM, and in which he or she knows WCM or its clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to WCM, offering the opportunity to WCM or its clients, and receiving specific written authorization from the Chief Compliance Officer.
VI.GENERAL STANDARDS OF CONDUCT IN DEALING WITH CLIENTS
AND PROSPECTIVE CLIENTS
Supervised Persons of WCM must adhere to the following standards at all times:
A.Fair and Equitable Treatment of Clients
All clients must be treated fairly and equitably. No client may be favored over another.
B.No Guarantees Against Loss
No Supervised Person may guarantee a client against losses with respect to any securities investments or investment strategies.
C.No Guarantees or Representations as to Performance
No guarantee may be made that a specific level of performance will be achieved or exceeded. Any mention of an investment’s past performance or value must include a statement that it does not necessarily indicate or imply a guarantee of future performance or value.
D.No Legal or Tax Advice
No Supervised Person may give or offer any legal or tax advice to any client regardless of whether the Supervised Person offering such advice is qualified to do so.
E.No Sharing in Profits or Losses
No Supervised Person may directly share in the profits or losses of a client’s account.

WCM Code of Ethics
F.No Borrowing From or Lending To a Client
No Supervised Person may borrow funds or securities from, or lend funds or securities to, any client of WCM.
G.Supervised persons May Not Act as a Custodian of a Client
No Supervised Person may act as custodian of securities, money, or other funds or property of a client.
H.Orders May Not Be Placed Through Unlicensed Broker-Dealers or Agents
No Supervised Person shall place an order to purchase or sell a security for a client through a broker-dealer or agent or any bank unless such broker-dealer or agent or bank is properly registered or is exempt from registration in the state in which the client resides.
I.Executing Transactions or Exercising Discretion Without Proper
Authorization
No Supervised Person shall execute any transaction on behalf of a client or exercise any discretionary power in effecting any transaction for a client account unless WCM has (i)
obtained written authority from the client and (ii) authorized the Supervised Person’s execution of client transactions or exercises discretionary authority with respect to that client.
VII.PROTECTION OF MATERIAL, NONPUBLIC AND OTHER
CONFIDENTIAL INFORMATION AND PREVENTION OF INSIDER
TRADING AND TIPPING
A.Need for Policy
WCM and its Supervised Persons have access to confidential information about clients of
WCM, investment advice provided to clients, securities transactions executed for clients’
accounts and other sensitive information. In addition, from time to time, WCM or its Supervised
Persons may come into possession of information that is “material” and “nonpublic” (each as defined below) concerning a company or the trading market for its securities.
It is unlawful for WCM or any of its Supervised Persons to use such information for manipulative, deceptive or fraudulent purposes. The kinds of activities prohibited include “front-
running”, “scalping” and trading on inside information. “Front-Running” refers to a practice whereby a person takes a position in a security in order to profit based on his or her advance knowledge of upcoming trading by clients in that security which is expected to affect the market price. “Scalping” refers to a similar abuse of client accounts and means the practice of taking a position in a security before recommending it to clients or effecting transactions on behalf of clients, and then selling out of the Supervised Person’s personal position after the price of the security has risen on the basis of the recommendation or client transactions.
Depending upon the circumstances, WCM and any Supervised Person could be at risk of violating federal securities laws for insider trading or tipping if they advise clients concerning, or

WCM Code of Ethics
execute transactions in, securities with respect to which WCM possesses material, nonpublic information (“MNPI”). In addition, WCM as a whole may be deemed to possess MNPI known

WCM Code of Ethics
by any of its Supervised Persons, unless WCM has implemented procedures to prevent the flow of that information to others within WCM.
Section 204A of the Advisers Act requires that WCM establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by WCM and its Supervised Persons. Violations of the laws against insider trading and tipping by WCM
Supervised Persons can expose WCM and any Supervised Person involved to severe criminal and civil liability. In addition, WCM and its Supervised Persons have ethical and legal responsibilities to maintain the confidence of WCM’s clients, and to protect as valuable assets, confidential and proprietary information developed by or entrusted to WCM.
Although WCM respects the right of its Supervised Persons to engage in personal investment activities, it is important that such practices avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly,
Supervised Persons must exercise good judgment when engaging in securities transactions and when relaying to others information obtained as a result of employment with WCM. If a
Supervised Person has any doubt whether a particular situation requires refraining from making an investment or sharing information with others, such doubt should be resolved against taking such action.
B.General Policies and Procedures Concerning Insider Trading and Tipping
WCM has adopted the following policies and procedures to: (i) ensure the propriety of
Supervised Person trading activity; (ii) protect and segment the flow of material, nonpublic and other confidential information relating to client advice and securities transactions, as well as other confidential information; (iii) avoid possible conflicts of interest; and (iv) identify trades that may violate the prohibitions against insider trading, tipping, front-running, scalping and other manipulative and deceptive devices prohibited by federal and state securities laws and rules.
No Supervised Person of WCM shall engage in transactions in any securities while in possession of MNPI regarding such securities (so called “insider trading”). Nor shall any
Supervised Person communicate such MNPI to any person who might use such information to purchase or sell securities (so called “tipping”). The term “securities” includes options or derivative instruments with respect to such securities and other securities that are convertible into or exchangeable for such securities.
1.“Material”
The question of whether information is “material” is not always easily resolved.
Generally speaking, information is “material” where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of “material” information include information concerning a company’s sales, earnings, dividends, significant acquisitions or mergers and major litigation. So called

WCM Code of Ethics
“market information,” such as information concerning an impending securities transaction, may also, depending upon the circumstances, be “material.” Because materiality determinations are often challenged with the benefit of hindsight, if a Supervised Person has any doubt whether certain information is “material,” such doubt should be resolved against trading or communicating such information.
2.“Nonpublic”
Information is “nonpublic” until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the securities, or reference to such information in publications of general circulation such as The
Wall Street Journal or other publisher.
3.“Advisory Information”
Information concerning: (i) specific recommendations made to clients by WCM; or (ii)
prospective securities transactions by clients of WCM (“Advisory Information”) is strictly confidential. Under some circumstances, Advisory Information may be material and nonpublic, for instance when an adviser manages large enough accounts and trades on such a significant volume that the trades can have an impact on the market price and supply or demand of the security being traded.
C.Prohibitions
In the handling of information obtained as a result of employment with WCM and when engaging in securities transactions, WCM Supervised Persons:
•Shall not disclose material, nonpublic or other confidential information (including
Advisory Information) to anyone, inside or outside WCM (including Immediate
Family members), except to the Chief Compliance Officer or on a strict need-to-
know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;
•Shall refrain from recommending or suggesting that any person engage in transactions in any security while in possession of MNPI about that security;
•Shall abstain from transactions for their own personal accounts or for the account of any client, in any security while in possession of MNPI regarding that security;
and
•Shall abstain from personal transactions in any security while in possession of
Advisory Information regarding that security, except in compliance with the section for Rules Governing Personal Securities Accounts, Holdings, And
Transactions By WCM Access Persons.

WCM Code of Ethics
D.Protection of Material, Nonpublic Information
No Supervised Person of WCM shall intentionally seek, receive, or accept information that he or she believes may be material and nonpublic.
In the event that a Supervised Person of WCM should come into possession of information concerning any company or the market for its securities that the Supervised Person believes may be material and nonpublic, it is critical that such Supervised Person refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates. The Supervised Person should notify the Compliance Team immediately and file a report in MCO using the “Material
Nonpublic Information” form.
E.Procedures to Safeguard Material, Nonpublic Information
While MNPI may be encountered in many ways, there are certain areas that present a greater risk of exposure based on WCM’s business practices.
1.Expert Networks
One such area is WCM’s use of “Expert Networks”. To mitigate this risk, any new expert network will be reviewed and approved by the Compliance Team. As part of that review and approval, the Compliance Team will review and confirm the adequacy of the Expert Networks’
controls for the protection and handling of MNPI prior to engaging their service. Also, the
Compliance Team will track all interactions (e.g., emails, calls, meetings) between WCM and the
Expert Networks and will have the ability to chaperone calls with or without notice to the participating analyst or expert. Unless approved by the CCO after ensuring adequate MNPI protections are in place, Supervised Persons are prohibited from sharing their authorized access to Expert Networks.
2.Interacting with Potential Insiders
Another area of risk occurs when Supervised Persons meet directly with personnel of publicly and privately traded companies. The typical (and preferred) method for interaction with a company is with C-suite or Investor Relations (“IR”) personnel, who are knowledgeable and have been trained regarding proper handling of MNPI. Regardless, WCM’s Supervised Person will ensure that we communicate that WCM primarily invests in public equity markets, and we are not interested in, nor looking to receive material nonpublic information about any publicly traded company at the start of each call or expert network interaction.
This communication is equally important when interacting with private company personnel as they may assume based on the private engagement that WCM does not trade in public equities. Before engaging any personnel of a privately traded company, WCM’s
Supervised Persons will disclose that WCM primarily invests in public equity markets and confirm with the privately traded company that they do not have any known connections with publicly traded companies for which WCM may hold a security. If any connection is discovered, the WCM Supervised Person is prohibited from engaging any personnel in that privately traded company without the prior approval of the CCO.
If, during a phone call or meeting with any public or private company personnel, a
Supervised Person becomes aware of any information that he or she believes, or has reason to

WCM Code of Ethics
believe, may be MNPI – regardless of the source (e.g. clients, fund investors, consultants, etc.) –
they should promptly end the call or meeting and immediately consult with the CCO as noted
earlier. Again, the Supervised Person should not share such information with anyone else.
If a Supervised Person is contacted by an Expert, personnel of a publicly or privately traded company, or industry analyst, via non-business channels (such as personal email or phone,
LinkedIn, or other social media) to discuss WCM’s investment-related activities, the Supervised
Person must redirect the conversation to the proper business channels (WCM email or phone,
Expert Network, etc.) Further communication with such parties on non-business channels is strictly prohibited.
3.Alternative Data Sources
In addition to the above areas, WCM recognizes the potential risks associated with the use of alternative data sources. Examples of “alternative data” include information gleaned from analyses of aggregate social media and internet search data, or other data obtained from apps and tools that consumers may use. To address these risks, the Compliance Team will conduct thorough due diligence on these alternative data providers, as outlined in its Vendor Diligence
Policy within the Compliance Manual, to ensure that their data collection and disclosure practices adequately mitigate the potential of disclosing MNPI.
Like when encountering any other MNPI data point, Supervised Persons are required to follow established protocols, including the reporting procedures above, when encountering
MNPI with alternative data. The Compliance Team will also monitor and review the use of alternative data to ensure adherence to these protocols and will update policies as needed to address emerging risks.
4.“Wall Cross” Requests
On occasion, a company may, as a means to seek investors in restricted or private-
placement securities issued by it, want to share material, nonpublic or other confidential information with WCM. Such “wall cross” requests may require the temporary separation of certain Supervised Persons from normal trading activities to prevent any potential misuse of this information and ensure that MNPI does not influence trading decisions within WCM.
As a result, the following procedures must be followed:
•Identification and Authorization: Before agreeing to a “wall cross” request and before bringing any other Supervised Persons “over the wall”, the relevant
Supervised Person must receive written approval from the Compliance Team. The
Compliance Team will evaluate the necessity and implications of the wall cross, considering the context and the parties involved.
•Information Barriers: Once a “wall cross” is authorized, WCM will implement information barriers to segregate the MNPI from the rest of the firm and its trading activities. This includes physical and electronic separation of information, where possible, and restricting access to MNPI to only those Supervised Persons who are authorized to possess such information.

WCM Code of Ethics
•Restricted List Management: Until the information becomes public, companies or securities involved in a “wall cross” will typically be placed on a restricted list for both personal and firm trading. The restricted list will be regularly updated and maintained on MCO and INDATA, as appropriate.
5.Review and Monitoring
All firm trading and personal trading by Supervised Persons is monitored for potential use of MNPI in MCO. Unusual trade activity is flagged by MCO. The CCO, with assistance from the Compliance Team, will investigate the rationale behind the trade decision, and where applicable review Expert Network and other relevant business activity, conduct a targeted email review, and examine trading patterns.
F.Protection of Other Confidential Information
Information relating to past, present, or future activities of WCM or clients that has not been publicly disclosed, shall not be disclosed to persons, within or outside of WCM, except within the guidelines of this policy. Supervised Persons are expected to use their own good judgment in relating to others information in these areas.
In addition, information relating to another Supervised Person’s medical, financial, employment, legal, or personal affairs is confidential and may not be disclosed to any person, within or outside of WCM, without the Supervised Person’s consent or for a proper purpose authorized by the Chief Compliance Officer or an officer of WCM.
G.Procedures to Safeguard Other Confidential Information
In the handling of other confidential information, including Advisory Information,
Supervised Persons of WCM shall take appropriate steps to safeguard the confidentiality of such information. Although WCM’s offices are not generally open to the public or unannounced visitors, Supervised Persons must still take precautions to avoid storing nonpublic personal information in plain view in potentially public areas of WCM’s offices. Furthermore, Supervised
Persons must remove nonpublic personal information from conference rooms, reception areas and other areas when not in use and always prior to a visit by any third party. Particular care should be exercised when nonpublic personal information must be discussed or reviewed in public places such as restaurants, elevators, taxicabs, trains or airplanes, where that information may be overheard or observed by third parties. For more information and guidance see the
Privacy Policy Compliance Procedures section of the Compliance Manual and the
Information Security Program.
VIII.PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING
CLIENT RECOMMENDATIONS, ADVICE, OR TRADING AND “CHINESE
WALL” PROCEDURES
WCM has adopted the following policies and procedures to limit access to Advisory
Information to those Supervised Persons of WCM who have a legitimate need to know that information:

WCM Code of Ethics
A.Designation of Advisory Persons, Access Persons, and Supervised Persons
The Chief Compliance Officer shall designate as “Advisory Persons” those of WCM’s
Supervised Persons who make or participate in decisions as to what advice or recommendations should be given to clients or what securities transactions should be affected for client accounts, whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters.
All Advisory Persons are Access Persons, but not all Access Persons are necessarily
Advisory Persons. An “Access Person” is a Supervised Person who has access to nonpublic information regarding any client's purchase or sale of securities, is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic. All of the
Company’s directors, officers, and partners are presumed to be Access Persons.
A “Supervised Person” is any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of WCM, or other person who provides investment advice on behalf of WCM and is subject to WCM’s supervision and control.
This may include temporary workers, consultants, independent contractors, and anyone else designated by the Chief Compliance Officer.
B.Obligations of Advisory Persons
In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:
•Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of WCM (including any Supervised Person of an affiliate);
except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and
•Engaging in transactions — or recommending or suggesting that any person
(other than a WCM client) engage in transactions — in any security to which the
Advisory Information relates.
C.General Policy Concerning Non-Advisory Persons
As a general matter, Non-Advisory Persons of WCM should not seek or obtain access to
Advisory Information. If a Non-Advisory Person of WCM should come into possession of
Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions)
in the securities to which such information relates. If a Non-Advisory Person of WCM obtains
Advisory Information, he or she should promptly notify the Chief Compliance Officer.
D.Monitoring Compliance with Insider Trading and Tipping Policies and
Procedures and Effectiveness of “Chinese Wall” Procedures
The Chief Compliance Officer or his designee shall use MCO to review initial and annual holdings reports and quarterly transaction reports for Supervised Person accounts. This review is

WCM Code of Ethics
designed to: (i) ensure the propriety of the Supervised Person’s trading activity (including whether pre-approval was obtained as required by the Rules Governing Personal Securities
Accounts, Holdings, And Transactions By WCM Access Persons); (ii) avoid possible conflict situations; and (iii) identify transactions that may violate the prohibitions regarding insider trading and manipulative and deceptive devices contained in the federal and state securities laws and SEC rules. MCO maintains records of review.
The Compliance Team shall report to the Leadership Team any findings of possible irregularity or impropriety.
IX.RULES GOVERNING PERSONAL SECURITIES ACCOUNTS, HOLDINGS,
AND TRANSACTIONS BY WCM ACCESS PERSONS
The personal investing activities of all WCM Supervised Persons must be conducted in a manner to avoid actual or potential conflicts of interest with WCM’s clients and WCM itself. No Supervised
Person of WCM may use his or her position with WCM, or any investment opportunities they learn of because of his or her position, in a manner that creates an actual or potential conflict of interest with
WCM’s clients or with WCM.
The following policies and procedures were adopted to meet WCM’s responsibilities to clients and to comply with SEC rules. Violations may result in law enforcement action against
WCM and its Supervised Persons by the SEC or state regulators and/or disciplinary action by
WCM against any Supervised Person involved in the violation, including termination of employment.
All Supervised Persons should read these requirements carefully and be sure that they are understood. It is particularly important to understand and accept that these pre-clearance requirements may mean that a Supervised Person will be prohibited from purchasing or selling a particular security because of client interest in that security. This restriction on a Supervised
Person’s ability to transact in a security can have a harsh impact on individual Supervised
Persons and their Immediate Family members.
A.Who is Covered by These Requirements
Apart from short term or temporary interns who are prohibited from personal trading, all
Access Persons of WCM and members of their Immediate Family who reside in their household are subject to WCM’s policies and procedures governing personal securities transactions, with the limited exceptions noted below. An Access Person is defined as a
Supervised Person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.
B.What Accounts and Transactions Are Covered
These personal securities policies and procedures cover all personal securities accounts and transactions for which an Access Person has, or acquires, any direct or indirect beneficial ownership. Unless approved by the CCO, Access Persons are permitted to hold only those personal securities accounts that have direct data feeds with MCO.

WCM Code of Ethics
For purposes of these requirements, “beneficial ownership” has the same meaning as in
Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect financial interest in the security. A transaction and holding by or for the account of an Immediate Family member (living in the same home with an Access Person) is considered the same as a transaction and holding by the
Access Person.
According to SEC guidelines, the following exemption is permissible. The firm can trade securities for any of the WCM Access Person accounts as long as the securities are blocked with client trades. The securities in the trade block allocated to the Access Person are dollar-cost-
averaged or settled at the worst price of the day. All Access Person trades must bear the fiduciary responsibility of putting the clients’ interests first.
C.What Securities are Covered by These Requirements (“Reportable
Securities”)
All securities (and derivative forms thereof including options and futures contracts) are covered by these requirements except: (1) direct obligations of the U.S. government (e.g., treasury securities); (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements; (3) shares issued by money market funds; (4) shares of unaffiliated open-end mutual funds; (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds; and (6) shares of
Section 529 College Savings and Prepaid Tuition plans.
D.What Transactions are Prohibited by these Requirements
1.Front-Running or Scalping
Access Persons of WCM are not permitted to “front-run” any securities transaction of a client or WCM, or to “scalp” by making securities recommendations for clients with the intent of personally profiting from personal holdings of or transactions in the same or related securities, as noted in the section, Protection Of Material, Nonpublic And Other Confidential Information
And Prevention Of Insider Trading And Tipping.
2.Short Sales of a Security Held by a Client
No Access Person may sell short any security held in a client’s account managed by
WCM.
3.Use of Confidential or Material, Nonpublic Information
Access Persons may not buy or sell any security if he or she has material, nonpublic information about the security or the market for the security obtained in the course of his or her employment with WCM or otherwise, as noted in the section, Protection Of Material,
Nonpublic And Other Confidential Information And Prevention Of Insider Trading And
Tipping.

WCM Code of Ethics
E.Personal Securities Transactions Which Must Be Pre-Cleared
Before placing any order to purchase or sell any security, or otherwise acquiring or disposing of a security, including participation in initial public offerings (“IPO”) and limited or private investments, an Access Person of WCM must pre-clear the transaction with WCM’s
Compliance Team.
Access Persons who have purchased or sold any private investments are required to pre-
clear any subsequent investment in that issuer. However, investments in private equity or private credit funds do not require pre-clearance for each capital call once the initial investment and commitment amount have been approved.

WCM Code of Ethics
Temporary or short-term interns are prohibited from engaging in personal trading while working for WCM.
Pre-clearance is not required for:
•U.S. government securities;
•U.S. government agency securities;
•Municipal bonds
•shares of any open-end mutual funds and securities of any other registered investment company, e.g., closed-end funds, exchange traded funds or unit investment trusts, not affiliated with or sub-advised by WCM;
•high quality short-term debt instruments, such as bankers’ acceptances, commercial paper, repurchase agreements and bank certificates of deposit;
•purchases through automatic reinvestment of dividends pursuant to a dividend reinvestment plan;
•involuntary acquisitions or dispositions of securities, such as by inheritance or court-order upon divorce;
•transactions effected for any account or entity over which the Access Person does not have or share investment control, such as a “blind trust”;
•transactions in securities through an employer sponsored or other tax qualified employee benefit plan, such as a 401(k) plan;
•purchases or sales resulting from the exercise or assignment of options;
•purchases or sells in an Access Person’s account which is managed and directed by WCM;
•Index Futures, Commodity Futures, Interest Rate Futures, Index Options,
Commodity Options and Interest Rate Options.
•purchases or sales in an intern’s Immediate Family Member’s account who shares the same household as the Access Person, except trades that are in IPOs, private placements & limited offerings.
•Cryptocurrency (Note: If you are a registered representative of ACA Foreside, you may have separate requirements regarding digital asset reporting)
•such other securities or transactions as may be added to this list of exceptions in

WCM Code of Ethics
writing by the Chief Compliance Officer.
F.Obtaining Pre-Clearance
To obtain pre-clearance, an Access Person must log into MCO and submit a pre-
clearance form. Most requests are automatically approved or denied based on conflicts with firm trades. The CCO or member of the Compliance Team will manually pre-clear Access Persons’
trades that are not able to be automatically approved. A member of the Leadership Team will pre-clear personal trades of the CCO that cannot be automatically approved by MCO (i.e., require manual approval). The status of a pre-clearance request is viewable in MCO under the employee section “My -> Submissions -> Requests -> Personal Trade Pre-Clearance.”
A pre-clearance approval is valid until the subsequent close of the applicable market.
Several examples:
•Pre-clearance approval for a trade executed in the U.S. market expires at the subsequent close of the U.S. market (typically 4PM Eastern Time).
oPre-clearance approval on Tuesday evening after the close of market on
Tuesday is valid until the close of market on Wednesday.
oPre-clearance approval on Friday evening after the close of market on
Friday is valid until the close of market on Monday (assuming the market is open on Monday.)
oPre-clearance approval on Thursday during market hours is valid until the close of market on Thursday.
•Pre-clearance approvals for a trade executed in a non-U.S. market expires at the subsequent close of that market.
For trades in instruments or securities that do not adhere to market hours (such as Limited
Partnerships, etc.) pre-clearance approval is valid for 30 days.
Failure to follow the pre-clearance requirements places the firm at risk and therefore is a consequential matter. In the event an Access Person violates the pre-clearance requirements, the
Compliance Team will email them regarding the violation and inform the Leadership Team. A pattern of frequent offenses indicates a disregard for the Code and will result in disciplinary action, such as the revocation of personal trading privileges, fines, and even termination.
G.Identification of Securities Accounts and Reports of Securities Holdings
Access Persons must report all securities accounts (including securities accounts of
Immediate Family members residing in the same household as the Access Person) in which the
Access Person has any direct or indirect “beneficial interest,” by filing a Personal Brokerage
Account Disclosure in MCO. These reports must be completed, as required by the Code of
Ethics Rule, Rule 204A-1, (1) no later than 30 days after the end of each calendar quarter and (2)
in the case of new Access Persons, within 10 days of the individual becoming an Access Person.

WCM Code of Ethics
The as-of date for initial reports (i.e., when an individual first becomes an Access Person) must not be older than 45 days.
Accounts with “reportable securities”. Reports for securities accounts holding
“reportable securities” must contain:
1.The title and type of security, and as applicable the exchange ticker symbol or
CUSIP number, number of shares, and principal amount of each reportable security;
2.The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and
3.The date the Access Person submits the report.
Accounts without “reportable securities”. Reports for securities accounts holding securities excluded from the list of “reportable securities” requires only the name of any broker, dealer or bank with which the Access Person maintains an account and the date the Access
Person submits the report.
Securities accounts linked to MCO satisfy these reporting requirements for the periods in which the account is linked. If a securities account cannot be linked to MCO or there is a period of time that the account is not linked, the information noted above must be manually entered into the form within MCO, or, with approval, e-mailed to the Chief Compliance Office or their designee.
These reports are reviewed by the Chief Compliance Officer or his designee. The reports of the Chief Compliance Officer are reviewed by the COO and/or his designee.
If an Access Person has no securities accounts or holdings to report, they must affirm so through a quarterly affirmation via MCO.
Late reporting is considered a violation of the Code of Ethics and SEC Rule, is not acceptable and will not be tolerated by WCM. This can lead to disciplinary action against an
Access Person, including possible termination.
H.Reporting of Securities Transactions
SEC rules impose strict requirements on WCM and its Access Persons with respect to the reporting of personal securities transactions. Access Persons must submit quarterly reports of all personal securities transactions (including securities accounts of Immediate Family members residing in the same household as the Access Person) in which the Access Person has a
“beneficial interest,” by filing a transaction report in MCO. This report must be filed no later than 30 days after the end of each calendar quarter as required by the Code of Ethics Rule, Rule
204A-1.

WCM Code of Ethics
Transactions of “reportable securities”. Reports for transactions of “reportable securities” must contain:
1.the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); and
2.the price of the security at which the transaction was effected; the name of the broker, dealer or bank with or through which the transaction was effected; and the date the Access Person submits the report.
Transactions of non-“reportable securities”. These transactions do not need to be reported.
Securities accounts linked to MCO satisfy these reporting requirements for the periods in which the account is linked. If a securities account cannot be linked to MCO or there is a period of time that the account is not linked, the information noted above must be manually entered into the form within MCO, or, with approval, e-mailed to the Chief Compliance Officer or their designee.
These personal securities transaction reports will be reviewed by the Chief Compliance
Officer or his designee. The reports of the Chief Compliance Officer will be reviewed by the
COO and/or his designee.
If an Access Person has no reportable securities transactions to report, they must affirm so through a quarterly affirmation via MCO.
Late reporting is considered a violation of the Code of Ethics and SEC Rule, is not acceptable and will not be tolerated by WCM. This can lead to disciplinary action against an
Access Person, including possible termination.
I.Confidentiality of Personal Securities Information
Access to reports of personal securities transactions, securities holdings, securities accounts, duplicate confirmations and account statements will be restricted to the Chief
Compliance Officer and such other persons as WCM may designate to assist the Chief
Compliance Officer with review of the reports and pre-clearance. All such materials will be kept confidential, subject to the right of inspection by the SEC or other government agencies, outside counsel for compliance purposes, and WCM’s Leadership Team.
J.Addressing Personal Trading Conflicts with Advisory Persons
WCM’s compliance program seeks to provide the greatest amount of flexibility while still achieving the objective of protecting clients and following rules. Although Advisory Persons can trade in the same securities as clients, those trades are subject to the pre-clearance requirements, as mentioned above, as well as additional controls to prevent and remediate potential conflicts that might occur because of the advisory-related information Advisory
Persons may have access to.

WCM Code of Ethics
One potential conflict exists when Advisory Persons profit, or perceive to have profited, from the firm trading of our clients. WCM addresses this potential conflict by restricting Advisory
Persons’ trading within two weeks of a firm trade program in the same security, both after and before the firm trading occurs.
An Advisory Person may not be aware of the exact timing of a firm trade program, an
Advisory Person may receive approval to trade a certain security after submitting a preclear, only later to find out that the trade created a conflict once a firm trade program started. Rather than require an Advisory Person to reverse the trade, this policy allows the Advisory Person to maintain a position and compare their trade against the least-favored client execution price
(worst for front side; best for back side) in the trade program. An Advisory Person can still choose to reverse their trade instead.
Front side
•Same side trade
•2 weeks (14 calendar days) before the beginning of client trading
Back side
•Opposite side trade
•2 weeks (14 calendar days) after the last client
trade An Advisory Person can choose one of the following
options:
1.Reverse their trade and donate profits; or
2.Maintain their position and compare their execution price against the least-
favored client execution price, donating any profitable difference.
The procedure above aims to mitigate potential conflicts that may exist with Advisory
Persons trading the same securities of our clients within a window of time where the client trading may have a reasonably foreseeable impact on marketing pricing.
The CCO, or his designee, will ensure that the appropriate corrective action is taken by the
Advisory Person to neutralize the resulting conflict.
K.Personal Trading Cap
In line with our fiduciary duty, we want to ensure our employees prioritize managing client accounts over their personal trading activities. To uphold our commitment to clients and maintain the highest standards of professional conduct, each Access Person is limited to a maximum of 100 personal trades per calendar year (excluding WCM funds and cash-based instruments like CDs and money market funds), whether those trades require preclearance or not.

WCM Code of Ethics
Once an Access Person reaches this cap, their personal trading activity will be restricted for the remainder of the year.
L.Short Term and Speculative Trading Restriction
To reinforce the firm’s commitment to ethical investment practices and to avoid potential conflicts of interest, all trading in equity options or futures tied to securities held by WCM or its clients that have an expiry period and minimum holding period of less than six months are strictly prohibited. This means the Access Person must not liquidate, close, or otherwise dispose of the position before the end of the holding period, regardless of market conditions.
Those permissible options or future positions not tied to firm holdings must have at least an expiration period and minimum holding period of 90 days from the date of purchase or initiation.
This means the Access Person must not liquidate, close, or otherwise dispose of the position before the end of the holding period, regardless of market conditions.
Any Access Person found to be in violation of this policy must immediately close the position in question. Any gains realized from the closing of the prohibited position must be donated to a charitable organization approved by the Compliance Team. The Access Person will absorb any losses incurred.
M.Waivers
The Chief Compliance Officer may, in his discretion, after consultation with the
Leadership Team, waive compliance by any person with any of the restrictions and pre-clearance requirements set forth herein, if the Leadership Team finds that such a waiver: (i) is necessary to alleviate hardship in view of unforeseen circumstances or is otherwise appropriate under all of the relevant facts and circumstances; (ii) will not be inconsistent with the purposes of WCM’s policies and procedures governing personal securities transactions; (iii) will not adversely affect the interests of clients or WCM; and (iv) is not likely to permit a transaction or conduct that would violate provisions of applicable laws or rules.
Any waiver shall be documented by the Chief Compliance Officer and shall state the basis for the waiver. The Chief Compliance Officer shall promptly send a copy of the waiver to the Leadership Team and shall maintain a copy in the Compliance program folders or MCO.
X.REPORTING TO THE MUTUAL FUND BOARD
No less frequently than quarterly, the Chief Compliance Officer or his/her designee will furnish to the Board of Directors of all mutual funds managed by WCM, a written report that:
•Describes any issues arising under the Code of Ethics since the last report to the
Board of Directors, including, but not limited to, information about material violations of the Code of Ethics, or procedures and sanctions imposed in response to any material violations; and
•Certification that WCM has adopted procedures reasonably necessary to prevent
Supervised Persons, including Access Persons, from violating the Code of Ethics.

WCM Code of Ethics
The Firm will furnish to the Board of Directors of all mutual funds managed by WCM, a copy of the Code of Ethics and any material changes to the Code of Ethics.